EXHIBIT 8.3(c)

SUPPLEMENT TO PARTICIPATION AGREEMENT

DATED AS OF JANUARY 1, 1997

(as amended and supplemented from time to time)

AMONG

DWS VARIABLE SERIES II (“DWSVS II”) (formerly Kemper Variable Series)

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC. (formerly Zurich Kemper Investments, Inc.)

DWS SCUDDER DISTRIBUTORS, INC. (formerly Kemper Distributors, Inc.)

AND

KEMPER INVESTORS LIFE INSURANCE COMPANY (“Company”)

The parties hereto agree that, effective May 1st, 2008, the Participation Agreement is amended:

1.	to include the “KILICO Variable Annuity Separate Account – 3”, which was established on December 13, 2007, as one of the “Separate Accounts” for which the Company may purchase shares of the Designated Portfolios;

2.	to include the “Global VA” as one of the “Contracts” funded by the Separate Accounts; and

3.	to make shares of the following additional Designated Portfolios available for purchase by the Company on behalf of such Separate Accounts and Contracts as may be necessary or appropriate:

Portfolios to be added as Designated Portfolio	Class
DWS Dreman Small Mid Cap Value VIP	A
DWS Global Thematic VIP	A

Except as heretofore and hereby amended, the Participation Agreement remains in full force and effect in accordance with its terms.

[Signatures Follow]

IN WITNESS WHEREOF, each of the parties has caused this Supplement to be executed in its name and on its behalf by its duly authorized representative as of May 1st, 2008.

COMPANY	Kemper Investors Life Insurance Company

	By:	/s/ Jeffrey Horton

	Name:	Jeffrey Horton

	Title:	Chief Financial Officer

FUND	DWS Variable Series II

	By:	/s/ John Millette

	Name:	John Millette

	Title:	Vice President and Secretary

ADVISER	Deutsche Investment Management Americas Inc.

	By:	/s/ Michael Colon

	Name:	Michael Colon

	Title:	Chief Operating Officer

	By:	/s/ John Ashley

	Name:	John Ashley

	Title:	Director

UNDERWRITER	DWS Scudder Distributors, Inc.

	By:	/s/ Thomas Winnick

	Name:	Thomas Winnick

	Title:	Managing Director

	By:	/s/ Michael Colon

	Name:	Michael Colon

	Title:	Chief Operating Officer

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